Exhibit 3.14

State of Delaware Secretary of State Division of Corporations Delivered 03:36 PM 11/29/2012 FILED 02:30 PM 11/29/2012 SRV 121275190 - 5020697 FILE STATE OF DELAWARE CERTIFICATE OF AMENDMENT 1. Name of Limited Liability Company: Cyrus One Foreign Holdings LLC 2. The Certificate of Formation of the limited liability company is hereby amended as follows:. Change the name of Cyrus One Foreign Holdings LLC to CyrusOne Foreign Holdings LLC by removing the space between the name Cyrus and One. IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 28th day of November, A.D. 2012 By: Authorized Person(s) Name: Christopher J. Wilson Print or Type